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                                                                   Exhibit 10.41
                                                                  03000183-ELM-F


                           CUMMINGS PROPERTIES, LLC
                                 STANDARD FORM
                               COMMERCIAL LEASE

    In consideration of the covenants herein contained, Cummings Properties, LLC, hereinafter called LESSOR, does hereby lease to Interliant Consulting and Professional Services, Inc. (a DE corp.), Two Manhattanville Road, Purchase, NY 10577 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: approximately 74,448 square feet (including 12% common area) at 12 Gill Street, Suites 3000 and 4000, Woburn, MA 01801 TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on December 1, 2000 and ending at noon on November 30, 2005 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises or any portion thereof.

    1. RENT. LESSEE shall pay to LESSOR base rent at the rate of two million two hundred fifty six thousand four hundred ten (2,256,410) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $188,034.16 on the first day in each calendar month. The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE's execution of this lease. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 2000, which figure shall be compared with the figure for November 2000, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event the Consumer Price Index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

    2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of three hundred seventy six thousand (376,000) U.S. dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease, subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall restore said deposit forthwith. LESSEE's failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. Until such time as LESSEE pays the security deposit and first month's rent, LESSOR may declare this lease null and void for failure of consideration.

    3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive, administrative and general offices, and data center and all uses appurtenant thereto, including shipping, receiving and configuration of equipment.

    4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within 30 days after receipt of any invoice from LESSOR, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 2001. In the event that the building is not assessed as a completed structure as of the aforementioned date, the base amount shall be as of the first date when the building is assessed as a completed structure.

    5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all office areas year round. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate from time to time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters exclusively serving the leased premises and/or as a proportionate share of the utility charges at the actual cost for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building.

    6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's use and occupancy. LESSEE shall be responsible for causing the leased premises following delivery of possession by LESSOR and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

    7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain as reasonably determined by LESSEE, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days of intention to restore the leased premises: or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for LESSEE's intended use within 90 days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

    8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation from time to time made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR's insurer, or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours, unless LESSEE continues to pay rent and otherwise comply with its obligations under the lease.

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     9. MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or others, chemical, water or corrosion damage from any source, and maintenance of any "non-building standard" leasehold improvements, whether installed by LESSOR, or LESSEE. See Rider to Lease, Paragraph KK. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in with LESSOR's written consent during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulb and glass, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE shall at all times properly cover and vent all solvents, degreasers, radioactive materials, smoke, odors, and any other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area as defined below to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any substance from LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or Masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Except for installation of those items outlined in the attached exhibits, any increase in air conditioning equipment or electrical capacity, or any installation or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE's sole responsibility, at LESSEE's expense and subject to LESSOR's prior written consent. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

    10. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations with LESSOR's prior written consent. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's reasonable construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, including any maintenance or repairs LESSEE is required but has failed to do, LESSEE will promptly pay any just invoice. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith or bonded within 30 days without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR or LESSEE shall be LESSOR's building standard unless noted otherwise. LESSOR hereby grants its full approval for all work outlined on the attached exhibits. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs, or walkways or otherwise alter common areas as defined below or the exterior of the building.

    11. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other entity or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent in each and every instance which shall not be unreasonably withheld or delayed. In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. Notwithstanding LESSOR's consent to any assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease. LESSEE shall pay LESSOR for legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

    12. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

    13. LESSOR'S ACCESS. LESSOR and its agents and designees may at any reasonable time or reasonable notice except in the case of an emergency enter to view the leased premises; to show the leased premises to others during the last six months of this lease, to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas, or any other portion of the building, and without creating any obligation or liability for LESSOR, to make repairs which LESSEE is required but has failed to do.

    14. SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises, except for claims arising out of the negligence of LESSOR or its agents or employees.

    15. ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, corridors, walkways, elevators or other common areas (herein collectively called the common areas) shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building, and will conform to all reasonable rules and regulations now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's employees, agents, callers or invitees, at any time. LESSOR does not provide and shall not be responsible for providing any security services.

    16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises hereunder) from whatever cause arising (except to the extent directly caused by the negligence of LESSOR or its agents, employees, contractors or invitees) and damage to property, including damage by fire or other casualty, to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney's fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR.

    17. INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 in the case of any one accident involving bodily injury (including death), and $1,000,000 against any claim for damage to property. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE will deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days prior written notice to each insured. In the event LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance at LESSEE's expense.

    18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect promptly upon commencement of this lease, signage for the leased premises in accordance with LESSOR's building standards for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may at LESSEE's expense remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease.

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    19.  BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease, and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

    20. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property; (b) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder, and such default shall not be corrected within 10 days after written notice thereof or in the event such default cannot be cured within the 10 day period, LESSEE shall not have commenced to cure and be diligently proceeding to cure, or (c) LESSEE vacates the leased premises without continuing to pay rent and otherwise comply with its obligations under the lease, then LESSOR shall have the right thereafter, while such default continues and in compliance with any applicable legal procedures, to enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or substantial invoice from LESSOR or LESSOR's agent for goods and/or services or other sum herein specified, and such default shall continue for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the entire balance of rent due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of 18 percent per annum on any payment from LESSEE to LESSOR which is past due.

    21. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises, or served by constable, or sent to the leased premises or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE. Copies of all notices shall be sent contemporaneously to Interliant, Inc., Attn.:
General Counsel, Two Manhattanville Road, Purchase, NY 10577. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

    22. OCCUPANCY. In the event that LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants from the date upon which it takes possession. LESSEE shall not remove its goods or property from the leased premises other than in the ordinary and usual course of business, without continuing to pay rent and otherwise comply with its obligations under the lease. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate of 150 percent of the monthly rent due under this lease immediately prior to termination or at LESSOR's then current published rent for the leased premises, whichever is greater, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

    23. FIRE PREVENTION. Following delivery of possession by LESSOR and excluding building common areas, LESSEE agrees to use every reasonable precaution against fire, and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR's insurer or any similar entity.

    24. OUTSIDE AREA. Any goods, equipment, or things of any type or description held or stored in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE's expense without notice. A shared dumpster or compactor will be provided by LESSOR, and LESSEE shall pay the disposal firm or LESSOR, as applicable. LESSEE's proportionate share of any costs associated therewith.

    25. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to plumbing and heating equipment from solvents, degreasers, cutting oils, propellants, acids, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE.

    26. RESPONSIBILITY. Subject to Sections 16 and 17 neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, or due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the building, or due to any change in any utility or service provider, or any cause beyond LESSOR's immediate control.

    27. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in the same condition as they were at the commencement of the lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear and damage by fire or other casualty only excepted. Any of LESSEE's property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE's expense; retain same under LESSOR's control; sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder; or destroy same. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR. See Rider to Lease, Paragraph N.



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    28.  GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the leased premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court within the commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, covered, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises, except where a delay in delivery is caused in any way by LESSEE, shall be LESSEE's sole remedy. (j) Neither the submission of this lease form or any amendment hereof, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No restriction, condition or other endorsement by LESSEE on any check nor LESSOR's deposit of any full or partial payment shall bind LESSOR in any way or limit LESSOR's rights under this lease. (o) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of this lease.

    29.  OMITTED

    30. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. IF LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

    31.  OMITTED

    32.  ADDITIONAL PROVISIONS. (Continued on attached rider(s) if necessary.)

                           -- See Attached Rider --



    IN WITHNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this 12th day of September, 2000.

LESSOR: CUMMINGS PROPERTIES, LLC     LESSEE: INTERLIANT CONSULTING AND
                                             PROFESSIONAL SERVICES, INC.



    By: /s/       [ILLEGIBLE]               By: /s/ Jennifer Lawton
       -------------------------------          --------------------------------
                       Duly authorized                           Duly authorized

                                            Print name: Jennifer Lawton
                                                        ------------------------
                                                        Executive Vice President

                                                                 03000183-ELM-25

                           CUMMINGS PROPERTIES, LLC
                                 STANDARD FORM
                                RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

    A. CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shall govern.

    B.   OMITTED

    C.   OMITTED

    D. RECORDING AND SECURITY. Although LESSOR may at any time be recording activities at the building with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE's property, against the criminal or wrongful acts of third parties. LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives and, acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction, agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.

    E.   OMITTED

    F. LESSOR, at a total charge to LESSEE of $525,099 shall complete alterations and improvements within the leased premises in accordance with the mutually agreed upon plans, pricing and specifications attached hereto as Exhibit A. Of this $525,099, $175,033 shall be paid upon LESSEE's execution of this lease, $175,033 shall be paid on or before October 15, 2000 and the remaining $175,033 shall be paid on or before substantial completion of this work.

    G. The parties agree that the cost of restoring the non-standard improvements set forth in the attached documents is $37,749. LESSOR shall not require LESSEE to pay this charge upon execution of this lease but shall deduct it from the security deposit following termination of this lease. If LESSEE fulfills a 10-year tenancy in at least 74,448 square feet at the building, without any default in any material respect beyond notice and cure periods, however, LESSOR shall waive LESSEE's obligation to pay these charges. The foregoing restoration fee shall be LESSEE's sole liability regarding restoration (but not repair) of the leased premises upon termination of this lease except for any improvements by LESSEE which are not part of the initial improvements and except as provided in Paragraph N below.

    H. LESSOR, if requested to do so by LESSEE and at LESSEE's sole expense, shall make alterations in addition to those shown on the attached plans, pricing and specifications that are necessitated by LESSEE's use of the leased premises and according to a plan to be mutually agreed upon by both parties. These alterations shall be considered "nonbuilding standard" for maintenance purposes pursuant to Section 9 of the lease. At LESSEE's request, 50 percent of the charges, not to exceed $100,000, for certain alterations agreed to in advance and completed by LESSOR or LESSOR's agents may be incorporated into the lease by separate amendment to be attached hereto, amortized and then paid for by LESSEE in the same manner as base rent which shall otherwise be due.


                                    _____________________________________ LESSOR

                                    _____________________________________ LESSEE

                                                                  0300183-ELM-25


                                RIDER TO LEASE


    I. IF LESSOR should make any alterations and amortize the cost thereof under the preceding paragraph, then LESSEE shall provide LESSOR with additional security in an amount not to exceed the amount being amortized and in a form satisfactory to LESSOR and LESSOR's counsel to ensure payment of all charges to be amortized.

    J. LESSOR will use reasonable efforts to substantially complete, except for punch list items, the modifications to the leased premises on or before the "Substantial Completion Date," which shall be 15 weeks after the "Work Commencement Date," which in turn shall occur upon full execution of this lease; payment in full of the first month's rent; payment in full of the security deposit or delivery to LESSOR of a fully compliant letter of credit; payment in full of the first installment of the payment for modifications as set forth in Paragraph F above; and full approval of final plans, specifications, and pricing.

    K. If for any reason other than delay requested or caused by LESSEE (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR's work which result in a delay, any delay in LESSEE providing information to LESSOR for any permits or plans, delivery of LESSEE's specialized materials and finishes, and any interference by LESSEE or LESSEE's contractor with LESSOR's work) LESSOR does not substantially complete, except for punch list items, the leased premises by the Substantial Completion Date, then LESSEE shall be entitled to a proportionate abatement of rent on a per diem basis, excluding the cost of any amortized improvements, from the Substantial Completion Date until LESSOR substantially completes its work. In addition, LESSEE shall continue to occupy 800 West Cummings Park, Woburn under the terms and conditions set forth in the Lease Extension between LESSOR and LESSEE, dated January 10, 2000, at 800 West Cummings Park, Suite 2050, and the Lease Extension between LESSOR and Interliant, Inc, dated January 10, 2000, at 800 West Cummings Park, Suites 3750 and 3950 but at current rent, not holdover rent. Upon LESSEE and Interliant, Inc. vacating 800 West Cummings Park, Suites 2050, 3750 and 3950, the prior leases there shall terminate.

    L. The parties acknowledge and agree that, as of the execution of this lease, the leased premises have not been demised. Accordingly, upon completion of the modifications provided for herein, LESSOR shall carefully measure the entire leased premises, and if the size including common area does not equal the total number of square feet set forth in the initial paragraph of this lease, LESSOR shall notify LESSEE in writing of the actual revised square footage, which shall vary no more than five percent in either direction from the square footage set forth above, and the corresponding increase or decrease in rent, based on the same rate per square foot used in this lease. The leased premises shall be measured in accordance with Exhibit B.

    M. Notwithstanding Section 28(i) of the lease, if LESSEE has not caused any delays as stated in Paragraph K above and LESSOR fails to substantially complete the modifications 30 weeks following the Work Commencement Date, LESSEE may cancel this lease, effective immediately, by providing written notice to LESSOR within seven days after the end of said 30-week period. LESSOR shall then refund the first month's rent, the security deposit and the $525,099 charge for alterations and improvements provided above. Time is of the essence.

    N. LESSEE may remove the items outlined on Exhibit C only if LESSEE has satisfactorily complied with all other material conditions of this lease, repaired any and all damage resulting from such removal, and restored the leased premises to their condition prior to the installation of said equipment, reasonable wear and tear excepted, or, to the extent the prior condition was unfinished, supplied equipment or finishes comparable to finished conditions elsewhere in the leased premises. LESSEE must complete all such removal, repair, restoration and other work prior to the termination date of this lease. Time is of the essence.

    O. For the purposes of Section 11 of the lease, "prospective tenant" shall mean any entity or individual that LESSOR has shown space for lease to, either directly or through an agent or broker, in a property owned or managed by LESSOR. The prohibition against LESSEE assigning this lease or subletting the lease premises to any "prospective tenant" of LESSOR shall not apply until June 1, 2003.

    P. In the event LESSEE subleases all or part of the leased premises to any other firm, LESSEE shall pay LESSOR 50 percent of any profit received from such sublease after first deducting all costs associated with such


                                                         _______________  LESSOR

                                                         _______________  LESSEE

                                                                  0300183-ELM-25



                                RIDER TO LEASE


sublease. In calculating LESSEE's profit, rent, additional rent and other payments LESSEE receives under a sublease or assignment shall be included.

    Q. LESSEE shall have the right to assign this lease or sublet the leased premises to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, an entity which is under common control with LESSEE, an entity with which LESSEE merges, or an entity which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE serves LESSOR with prior written notice to that effect. The provisions of Section 11, including the requirement to supply certificates of insurance, shall govern said assignment or sublease in all other respects.

    R. *LESSOR hereby authorizes LESSEE, at LESSEE's sole expense, to install and operate for LESSEE's use (only) one receiving dish on the roof of the building in a location to be mutually agreed upon by the parties and in accordance with LESSOR's building standards and construction specifications and
Section 10 of the lease. Prior to commencing installation, LESSEE shall be responsible, at LESSEE's sole expense, for obtaining any necessary permits and LESSOR's written approval for the installation.

    S. *LESSEE warrants that said receiving dish shall not interfere with any other radio, electronic or other equipment at any property managed by LESSOR, whether currently existing or installed in the future, and LESSEE agrees, in the event LESSOR notifies LESSEE of any such interference, to correct such interference at LESSEE's sole expense within seven days. In addition to the foregoing, LESSOR shall have the right to terminate said use five days following delivery of such notice in the event LESSEE fails to correct any interference within said seven-day cure period.

    T. *LESSOR consents to LESSEE's limited access to the roof for maintenance of said receiving dish and associated wiring (only). LESSEE further agrees that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR harmless from, any and all property damage and personal injury claims associated in any way with the activities of LESSEE and/or LESSEE's agents, employees and contractors on the roof and/or the location, installation or maintenance of LESSEE's equipment on the roof, including, but not limited to, damage to the watertight integrity of the roof and the roof membrane.

    U. LESSEE shall pay LESSOR for any expenses, including but not limited to design time and roof work, if any, to accommodate the installation of LESSEE's dish.

    V. *LESSEE shall have access to the leased premises seven days per week, 24 hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the leased premises, and LESSEE assumes any and all risks in that regard.

    W. *LESSEE may install and maintain at LESSEE's sole expense an illuminated exterior sign on the building in a location to be designated by LESSOR and in compliance with any and all ordinances, bylaws, and state and local building codes. In addition, prior to commencement of installation, LESSEE shall obtain all necessary permits and LESSOR's written consent as to size, graphics, construction, etc.

    X. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease, other than Thompson Doyle Hennessey & Everest, to which LESSOR will pay on LESSEE's behalf a commission of $401,335 in accordance with LESSOR's standard fee schedule, and LESSEE agrees to indemnify LESSOR against any other brokerage claims arising by virtue of this lease.

    Y. LESSOR shall transfer to this lease the $35,100 security deposit held under a prior lease between the parties at 800 West Cummings Park, Suite 2050 and the $17,000 security deposit held by LESSOR under a prior lease between LESSOR and Interliant, Inc. at 800 West Cummings Park, Suites 3750 and 3950, less any deductions which may be made in accordance with said prior leases. LESSOR also agrees to credit $28,074 to the security deposit due under this lease, in complete satisfaction of the provisions for rent deductions in the Lease Extensions referred to in Paragraph K above. Additionally, LESSEE shall pay $295,826 upon LESSEE's

                                                         _______________  LESSOR

                                                         _______________  LESSEE

                                                                 03000183-ELM-25


                                RIDER TO LEASE

execution of this lease. Upon notification by LESSOR of any deductions from the transferred security deposit, LESSEE shall promptly restore the full $376,000 Security Deposit as provided in Section 2 of this lease.

    Z. In lieu of the payment of $295,826 in cash for a portion of the security deposit provided in Section 2 and Paragraph Y above, LESSEE may substitute an Irrevocable Letter of Credit negotiable on sight in the amount of $295,826, provided said Letter of Credit is issued by a Boston-area bank agreeable to LESSOR, and provides for payment to LESSOR immediately and on sight upon LESSOR's delivery to the bank of a statement that LESSEE is in default of the lease, terminates no earlier than 30 days after the termination of the lease, and is otherwise in a form acceptable to counsel for LESSOR. In addition, LESSOR shall be entitled to draw on said Letter of Credit and hold the proceeds as a cash security deposit in the event LESSOr feels insecure about the continuing solvency of the issuing bank. LESSOR hereby acknowledges that said letter of credit may be issued by The Chase Manhattan Bank with Eastern Bank as the advising bank.


    AA. *Provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payment, LESSEE shall have the right to extend this lease, including all terms, conditions, escalations, etc., for one additional period of five years ("the extended lease term") by serving LESSOR with written notice of its desire to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the initial lease term. Time is of the essence.

    BB. Notwithstanding the provisions of Section 1, annual base rent during the extended lease term shall be recalculated at 95 percent of LESSOR's published annual rental rate as of the commencement of the extended lease term for similar space, but shall in no case be less than the annual base rent, plus all "Cost of Living" adjustments, that would otherwise be in effect as of the commencement of the extended lease term. The base month from which to determine the amount of each "Cost of Living" adjustment during the extended lease term shall then be changed to January 2005, the "comparison" month shall be changed to November 2005, and the first adjustment during the extended lease term shall take place with the rent due on January 1, 2006. Section 1 shall continue to apply in all other respects during the extended lease term.

    CC. During the initial term of this lease, provide LESSEE is not then in default of this lease in any material respect or in arrears of any rent or invoice payments, LESSEE shall have the right of first lease of approximately 36,436 square feet (including 12% common area) of additional space at 12 Gill Street, Suite 2000 at LESSOR's then current published rental rate for said space as it becomes available for lease directly from LESSOR, subject to the right of the current lessee (if any) to extend or otherwise renegotiate its lease. LESSEE shall have five business days from receipt of notice from LESSOR of said availability to execute LESSOR's then current standard form lease or amendment to lease in substantially the same form as this lease for said additional space. If LESSOR fails to notify LESSEE of the availability of said space and leases said space to others, and if LESSEE notifies LESSOR of its desire to lease said space and immediately executes LESSOR's then current standard form lease in substantially the same form as this lease for said space, LESSOR shall then have 60 days to relocate the other party. If LESSOR fails to relocate the other party within 60 days and execute the new lease or amendment to lease with LESSEE, then LESSEE may elect, by serving LESSOR written notice within 30 days after expiration of the relocation period, to occupy a similar amount of additional office space on a no-charge basis until such time as LESSOR delivers possession of 12 Gill Street, Suite 2000. This shall be LESSEE's exclusive remedy for any failure by LESSOR to deliver possession of 12 Gill Street, Suite 2000 or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.

    DD. **LESSEE's agreement to subordinate this lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time in the future, is conditional upon the mortgagee's agreement that LESSEE's possession will not be disturbed so long a LESSEE is not in default in the payment of rent or other covenants or obligations hereof.

    EE. M.D. Cummings, Inc, OWNER of the leased premises referred to in Section 28 above, hereby consents to this lease, and, provided LESSEE is not then in default, agrees to recognize all rights of LESSEE hereunder, notwithstanding any defaults by LESSOR under its agreement with OWNER.

                                                           _____________  LESSOR

                                                           _____________  LESSEE

                                                                 03000183-ELM-25

                                RIDER TO LEASE

    FF. LESSEE and LESSOR agree LESSEE's current proportionate share of common area parking spaces shall be no less than 225 and shall be within 1,200 feet of the building entrance. LESSEE's use of said parking spaces for its employees and business invitees shall not at any time exceed 300.

    GG. *Whenever LESSOR's or LESSEE's consent, agreement or approval is required under this lease, said consent, agreement or approval shall not be unreasonably withheld or delayed.

    HH.  In the event that the entire balance of rent is accelerated pursuant to
Section 20 above on account of the nonpayment of any sums due under this lease, provided LESSEE then fully cures such nonpayment and pays any other sums that are then due (including LESSOR'S reasonable legal fees and costs) prior to the entry of a final judgment for the full accelerated rent, LESSOR agrees to reinstate the lease in full and to waive the acceleration of the rent, without waiving any rights which may arise with respect to any subsequent default. Time is of the essence.

    II. In the event this lease is terminated and LESSEE pays LESSOR accelerated rent in accordance with the provisions of Section 30 herein, LESSOR agrees to make reasonable efforts to re-let the leased premises and otherwise mitigate its damages resulting from such termination. LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus any costs incurred by LESSOR in re-letting the premises. LESSOR's failure to re-let the leased premises despite LESSOR's reasonable efforts shall not limit LESSEE's liability hereunder.

    JJ. *LESSOR represents that, to the best of its knowledge and belief, the common areas serving the leased premises are in compliance with current requirements of the Americans with Disabilities Act of 1991 ("ADA") for LESSEE's use as set forth in Section 3 above. If LESSEE receives written notice from any enforcement authority at any time, however, that any of said common areas are not in compliance with the ADA as now written, then LESSEE shall serve LESSOR with written notice thereof. LESSOR shall then have 60 days to correct any noncomplying element, and if LESSOR fails to complete, or to be diligently pursuing completion of, any necessary corrective action within said 60-day period, then LESSEE may elect to cancel this lease without penalty by serving LESSOR with 30 days prior written notice. Cancellation of the lease shall be LESSEE's exclusive remedy for any failure by LESSOR to comply with this paragraph. LESSOR also agrees to obtain a building permit from the City of Woburn Building Department for modifications shown on the attached plans, pricing and specifications.

    KK. Notwithstanding anything is Section 9 of the lease to the contrary, LESSOR not LESSEE will provide normal daytime maintenance of the "non-building standard" leasehold improvements shown on Exhibit A, except the drywall ceiling, sliding metal doors, specialty lighting, specialty electrical, metallic paint, countertops and details, dishwashers, motorized projection screens, showers, cable tray for computer room and conduit for telecom closets and computer rooms.

    LL. *Notwithstanding the provisions of Section 1 to the contrary, payment of the "Cost of Living" increase for calendar year 2001 (only) shall not be required. From and after January 1, 2002, the adjusted base rent shall be in full accordance with the provisions of Section 1 of this lease, and the first increase shall be effective with the rent due on January 1, 2002.


LESSOR: CUMMINGS PROPERTIES, LLC            LESSEE: INTERLIANT CONSULTING AND
                                                    PROFESSIONAL SERVICES, INC.

By: /S/ (illegible)                         By: /s/ Jennifer Lawton
   _____________________________               ________________________________
                 Duly authorized                                Duly authorized

Date:  9/12/00                              Print Name: Jennifer Lawton
     ___________________________                       ________________________
                                                                          11/99
                                                       Executive Vice President

                                   Exhibit A


Interliant
12 Gill Street, Suites 3000 & 4000
Woburn, MA  01801

Items Included in the Base Rent:
* Drywall Partitions and Electrical Receptacles per CPL Standards (includes CPL standard paint).
* Electric service to suite (120/208V, 3 phase service with approximately 200 amps per 7500 lsf.).
*  HVAC units and distribution, approximately 100 tons/floor.
*  CPL Standard Restrooms.
*  Chrome Pendent Fire Protection Sprinklers to Building Code.
*  Building Fire Protection Systems.
* 2 x 2 drop ceiling system, 2 x 2 light fixtures, frames and doors, sidelights and the upgraded carpet have credits incorporated into their prices for standard building finishes.
*  $70,000 Lessor contribution to premium costs below.

All costs are a premium above CPL base construction costs.


                    Description                                               Qty.  Unit          Total
Fourth Floor Construction
-------------------------
  2 x 2 ceiling                                                             29,736  ea            $16,468
  2 x 2 light fixtures (233 additional lights)                                 233  ea            $18,528
  Labor to install 2 x 2 light fixtures                                        233  ea            $16,543
  BECO energy efficient rebate                                                 233  ea            $(3,309)
  Extension to walls to deck                                                 2,072  sf            $13,240
  Insulation of interior partition walls                                   17, 102  sf            $ 6,071
  Sliding metal doors with 24" x 36" plexi glass windows, installed              4  ea            $10,343  Revised
  Blocking in partition for sliding door                                         4  hr            $   298
  Paint door and track                                                          16  hr            $ 1,363
    Drywall wrap door opening sliding doors (N/C)
  Painted gyp board ceiling                                                  2,264  sf            $ 4,147
  MR-16 downlight                                                               48  ea            $ 7,920  Revised
    (Halo Recessed Light Fixtures)
  6" aperture PAR lamp open downlight in Recept. Closets                         3  ea            $   255  Revised
    (Halo Recessed Light Fixtures)
  Labor to install downlights                                                   51  ea            $ 4,345  Revised
  MR-16 lensed wall washers                                                      7  ea            $ 1,400  Revised
    (Halo Recessed Light Fixtures)
  Labor to install wall washer                                                   7  ea            $   596
  Bruck lighting flex-line 2 track, 8' sections                                  6  ea            $ 2,982
  Unilight fixtures, Takato 75/330, for track (allowance only)                  16  ea            $ 6,816
    (Price based on information provided by Artesania)
  Labor to install track lighting                                               22  hr            $ 1,874
  8' paint grade, wood doors with metal frame (KD)                              23  ea            $ 5,226  Revised
    (hall doors to stay at 7')
  Painting cost                                                                 23  ea            $ 1,960  Revised
  Paint cost for common hallway doors, interior only.                            6  ea            $ 1,022  Revised
    (includes preparation of door to paint)
  Paint grade, wood doors, std. size                                             7  ea            $   398  Revised
  Painting cost                                                                  7  ea            $   596  Revised
  paint grade, wood double doors w/metal frame (KD)                              9  ea            $ 3,323  Revised
  Paint cost                                                                    18  ea            $ 1,534  Revised
  Oversize sidelight with frosted glass, lower half                              7  ea            $ 3,280  Revised


                    Description                                              Qty.  Unit        Total
  Oversize sidelight with translucent glass                                     4  ea         $ 1,306
  Oversize sidelight with translucent glass, larger size                        2  ea         $ 1,874
  Upgraded carpet in high profile areas (allowance only)                     3645  sf         $10,935
    (Carpet to be 44oz spun wool/acrylic loop & cut)
  Additional labor to install carpet borders in Recept.,                      651  lf         $ 1,302  Revised
    Rear Corridor, Conf 1, 2, 3 & 4
    *Borders to be straight, perimeter and from the same carpet family as upgraded carpet
  Herculite door and wall system at elevator lobby 4th fl.                     16  lf         $ 2,840  Revised
    (16' wide, 8' high butt glazed clear tempered glass w/chrome head & base rail)
  Blocking in partition walls at miscellaneous locations                       13  hr         $ 1,108


  Curved Counter/Wall at Reception
  --------------------------------
  Construct drywall partition                                                 190  sf         $ 2,158
  Tel/data/elec receptacles on partition wall                                   6  ea         $ 1,448
  * Tel/data wiring by others/not included
  Metallic paint                                                              270  sf         $   383
  Metallic p-lam countertop, installed (allowance only)                        16  lf         $ 1,136  Revised
  CPL standard angled p-lam support, installed                                  4  ea         $   256
  Blocking for countertop                                                       2  hr         $   170
  Steel cladding 26 gauge, reception side of wall                             190  sf         $   380

  Serpentine Glass Wall
  ---------------------
  Construct drywall partition (knee wall & soffit)                            514  sf         $ 4,927
  Glass, aluminum and labor                                                   561  sf         $11,153
  Steel cladding 26 gauge, below glass, one side                              206  sf         $   619
  Wood cap on top steel wall, metallic paint finish                            94  lf         $ 3,337
  Metallic paint, above glass on drywall, one side                             47  sf         $    67
  Paint materials                                                               2  ea         $   142
  Translucent glass doors at Serpentine Glass Wall                              3  ea         $ 5,112

  Kitchen & Cafe
  --------------
  CPL standard 30" base cabinets in Kitchen, installed                          8  ea         $ 2,954
  CPL standard 30" upper cabinets in Kitchen, installed                         5  ea         $   959  Revised
  Blocking                                                                    1.5  hr         $   128  Revised
  19" x 17" stainless steel sink, installed                                     1  ea         $ 1,255
  CPL standard postformed p-lam countertop, installed                          26  lf         $   738
  Dedicated GFI rated receptacles                                               2  ea         $   386
  Dedicated receptacle, for dishwasher (dishwasher by others)                   1  ea         $   193  Revised
  Dedicated receptacles, for refrig (refrigerator by others)                    2  ea         $   386
    Not including banquets, tables, etc
  Painted gyp board ceiling                                                    80  sf         $   147
  6"  aperture PAR lamp open downlight                                         35  ea         $ 2,975  Revised
    (Halo Recessed Light Fixtures)
  Labor to install downlights                                                  35  hr         $ 2,982
  Bruck lighting flex-line 2 track, 8' sections                                10  ea         $ 4,970
  Unlight fixtures, Takato 75/330, for track (allowance only)                  27  ea         $10,287
    (Price based on information provided by Artesania)
  Labor to install track lighting                                              35  hr         $ 2,667

  Lytetrim power feed                                                           1  ea         $    39
  Lytetrim Track, 8'-0 sections                                                10  ea         $   394


                    Description                                              Qty.  Unit        Total
  Lytetrim Joiner Unit                                                          6  ea         $   236
  Lytetrim Variable Angle connector                                             3  ea         $   118
  Lytetrim basic incandescent light (allowance only)                           75  ea         $   572
  Labor to install Lytetrim                                                    16  hr         $ 1,219
  Tube Lighting under upper cabinets                                           14  lf         $   480
  Transformer for tube lighting                                                 1  ea         $   203

  Mail/Copy/Fax Room
  ------------------
  CPL standard shelving above countertop                                       38  lf         $ 1,709
  CPL standard angled p-lam support, installed                                 10  ea         $   639
  Blocking for shelving above countertop                                        2  hr         $   170
  CPL standard postformed p-lam countertop, installed                          38  lf         $ 1,079
  CPL standard angled p-lam support, installed                                 10  ea         $   639
  Blocking for countertop                                                       2  hr         $   170
  Dedicated receptacle, above countertop                                        3  ea         $   579
  *Price does not include open shelving below countertop
   or mail slots above countertop.

  Copy/Fax Room
  -------------
  CPL Standard postformed p-lam countertop, installed                           8  lf         $   227
  CPL standard 30" base cabinets in Copy/Fax, installed                         3  ea         $ 1,108
  Filler piece at base cabinets, installed                                      1  ea         $    36
  CPL standard 30" upper cabinets in Copy/Fax, installed                        3  ea         $   575
  Blocking                                                                      1  hr         $    85
  Dedicated receptacle, above countertop                                        2  ea         $   386
  CPL standard VCT floor                                                       68  sf         $   (48)  Revised
    (credit for VCT instead of carpet)

  Coat Closet
  -----------
  CPL standard shelf and rod, installed                                        14  lf         $   278

  HVAC Fourth Floor
  -----------------
  3 ton HVAC unit for Training Room #3                                          1  ea         $ 6,731
    Remove existing 5 ton unit, save and relocate
  3 ton HVAC unit for Open Area outboard Training Room #3                       1  ea         $ 6,731
  3 ton HVAC unit for Training Room #4                                          1  ea         $ 6,731
    Remove existing 5 ton unit, save and relocate
  3 ton HVAC unit for Open Area outboard Training Room #4                       1  ea         $ 6,731
  Relocate two 5 ton unit from Training Room #3 & 4                            32  hr         $ 2,438
   to Computer Room
  Relocate 5 ton unit from above Recetion Area                                  1  ea         $ 1,270
    to above Reception closet
  Switch 3 ton HVAC unit (next to Exec. Office) and                            16  hr         $ 1,219
    4 ton HVAC unit (Demo #1)
  1 1/2 ton HVAC unit for Conference Room #1                                    1  ea         $ 5,080
  1 1/2 ton HVAC unit for Conference Room #2                                    1  ea         $ 5,080
  1 ton HVAC unit for Conference Room #3                                        1  ea         $ 5,080
  1 ton HVAC unit for Conference Room #4                                        1  ea         $ 5,080
  1 ton HVAC unit for Demo Room #2                                              1  ea         $ 5,080

  Relocate 3 ton HVAC unit from above Mgr/Dir Offices to                        4  ea         $ 5,080
    adjacent Open Office Area, required due to fall height partition
  Relocate 5 ton HVAC unit from above Mgr/Dir Offices to                        1  ea         $ 1,270


                    Description                                              Qty.  Unit        Total
    adjacent Open Office Area, required due to full height partition
    General Note: Includes installation, piping, electrical, freshair, supply and return ductwork and thermostat.


  Electrical Fourth Floor
  -----------------------
  One 20A, dedicated circuit per group of cubilces & one empty conduit for tel/data
  One floor penetration per workstation group of two,                          12  ea         $12,013  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration per workstation group of four,                          2  ea         $ 2,002  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration per workstation group of six,                           8  ea         $ 8,009  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration per workstation group of eight,                         1  ea         $ 1,001  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of one,                            1  ea         $   241  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of two,                            1  ea         $   241  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation  group of three,                         1  ea         $   241  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of four,                           6  ea         $ 1,448  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of six,                            4  ea         $   966  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration for Conference #1,                                      2  ea         $ 2,002  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration for Conference #2,                                      2  ea         $ 2,002  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration for Conference #3,                                      1  ea         $ 1,001  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration for Conference #4,                                      1  ea         $ 1,001  Revised
    one 20A cct, empty conduit feed for tel/data
  Low side wall feed for Training #1, (allowance only)                          6  ea         $ 4,132  Revised
    one 20A cct, empty conduit feed for tel/data
    (raised floor by others)
  One floor penetration for Training #3,                                        4  ea         $ 4,004  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration for Training #4,                                        4  ea         $ 4,004  Revised
    one 20A cct, empty conduit feed for tel/data
  *All voice and data wiring by others.
  Receptacles are not flush with floor.
  Subpanel, as required                                                         5  ea         $ 4,970
  Power in ceiling for projection screens (allowance only)                      5  ea         $   710
  Labor to install projection screens (screens by others)                      20  hr         $ 1,074  Revised
  Wiring Closet                                                                 2  ea         $ 4,260  Revised
  Dedicated circuit for colored lighting in Reception                           1  ea         $   193
    Wall and colored lighting by others
  Dedicated circuit in ceiling for tenant sign                                  1  ea         $   193
    Sign by others
  120v/20A, non-dedicated Quad Receptacle for the                              30  ea         $ 2,130  Revised
    Computer Room
  120v/20A, dedicated Quad Receptacle for the                                   2  ea         $   346  Revised
    Computer Room



                    Description                                              Qty.  Unit        Total
  Subpanel for Computer Room quad receptacles                                   1  ea         $   994
  120v/20A, non-dedicated Quad Receptacle for the                              10  ea         $   710  Revised
    Training Room #1
  120v/20A, non-dedicated Quad Receptacle for the                               3  ea         $   473  Revised
    Training Room #3 & 4

  Shower Rooms Fourth Floor
  -------------------------
  Construct drywall partition                                                  40  sf         $ 2,556
  Locks for "B" doors                                                           3  ea         $   268  Revised
    (see door section for door charge)
  Additional door at Water Heater Closet                                        1  ea         $   476
  Shower unit, 3'-0' x 3'-0", not HP                                            1  ea         $   710
  Materials:  Symmons valve, rod, hose, and strainer                            1  ea         $   281  Revised
  Installation of drain and shower unit                                         3  hr         $   256
  Sloped floor to install shower                                              1.5  hr         $   128
  Tile floor, Shower Room only                                                 20  sf         $   227
    *Shaw Terrain carpet in Locker and Changing Rooms
  Plumbing labor                                                                4  hr         $   341
  Electrical 30 gallon water heater, installed                                  1  ea         $ 1,123
  Fan/light, 110 CFM                                                            1  ea         $   207
  Strobe/horn                                                                   1  ea         $   142
  Single head emergency light                                                   1  ea         $    71
  Electrical wiring                                                             2  hr         $   170
  CPL standard benches in Changing Rooms                                        3  ea         $ 1,278
  *All other millwork by others
  Floor penetration for Island countertop, one 20A cct                          1  ea         $   923  Revised

  Third Floor Construction
  ------------------------
  2 x 2 ceiling                                                            32,000  sf         $17,722
  Painted gyp board ceiling, Conference Room #5                               125  sf         $   229
  2 x 2 light fixtures (250 additional lights)                                250  ea         $19,880
  Labor to install 2 x 2 light fixtures                                       250  ea         $17,750
  BECO energy efficient rebate                                                250  ea         $(3,550)
  Extension of walls to deck                                                  546  sf         $ 3,489
  Insulation of interior partition walls                                   17,910  sf         $ 6,358
    Sliding metal doors with 24" x 36" plexi glass windows, installed           5  ea         $12,929  Revised
  Blocking in partition for sliding door                                        3  hr         $   256
  Paint door and track                                                         12  hr         $ 1,022
    Drywall wrap door opening sliding doors(N/C)
  Paint grade, wood doors, std. size                                           43  ea         $ 2,442
  Paint cost                                                                   38  ea         $ 3,238  Revised
  Paint cost for common hallway doors, interior only.                           9  ea         $ 1,534  Revised
    (includes preporation of door to paint)
  Paint grade, wood double doors, std. size                                     1  ea         $   114
  Paint cost                                                                    1  ea         $   128
  Oversize sidelight with frosted glass on lower half                          23  ea         $10,778  Revised
  Blocking in partition walls at miscellaneous locations                        3  hr         $   256

  Coffee Room
  -----------
  CPL standard 30" base cabinets in Coffee, installed                           3  ea         $ 1,108
  CPL standard 30" upper cabinets in Coffee, installed                          4  ea         $   767
  Blocking                                                                      1  hr         $    85
  Filler piece at base cabinets, installed                                      2  ea         $    71


                    Description                                              Qty.  Unit        Total
  19" x 17" stainless steel sink, installed                                     1  ea         $ 1,255
  CPL standard postformed p-lam countertop, installed                          11  lf         $   312
  Dedicated GFI rated receptacle                                                1  ea         $   193
  Dishwasher, installed                                                         1  ea         $ 1,011
  Dedicated receptacle, for dishwasher                                          1  ea         $   193

  Copy/Fax Room
  -------------
  CPL standard postformed p-lam countertop, installed                           8  lf         $   227
  CPL standard 30" base cabinets in Copy/Fax, installed                         3  ea         $ 1,108
  Blocking for countertop                                                       1  hr         $    85
  Filler piece at base cabinets, installed                                      1  ea         $    36
  CPL standard 30" upper cabinets in Copy/Fax, installed                        3  ea         $   575
  Dedicated receptacle, above counter top                                       2  ea         $   386
  CPL standard VCT floor                                                       62  sf         $   (44) Revised
    (credit for VCT instead of carpet)

  Coat Closet
  -----------
  CPL standard shelf and rod, installed                                        16  lf         $   318

  HVAC Third Floor
  ----------------
  2 ton HVAC unit for Lab #2                                                    1  ea         $ 5,080
  2 ton HVAC unit for Lab #3                                                    1  ea         $ 5,080
  1 1/2 ton HVAC unit for Lab #4                                                1  ea         $ 5,080
  1 1/2 ton HVAC unit for Lab #5                                                1  ea         $ 5,080
  1 ton HVAC unit for Conference Room #5                                        1  ea         $ 5,080
  1 1/2 ton HVAC unit for Configuration Room                                    1  ea         $ 5,080
  Switch 4 ton HVAC unit (in Shipping Room)                                     8  hr         $   610
    and 5 ton HVAC unit (in Configuration)
  Switch 4 ton HVAC unit (in Shipping Room)                                    16  hr         $ 1,219
    and 5 ton HVAC unit (in Kick Back #3)
  Relocate 4 ton unit from Conference Room Area                                 8  hr         $   610
    (fourth floor) to Open Area outboard Shipping Room
  Relocate 3 ton HVAC unit from above Mgr/Dir Offices to                        1  ea         $ 1,270
    adjacent Open Office Area, required due to full height partition
  Relocate 5 ton HVAC  unit from above Mgr/Dir Offices to                       2  ea         $ 2,540
    adjacent Open Office Area, required due to full height partition
  General Note:  Includes installation, piping, electrical, freshair, supply and return ductwork and thermostat.

  Electrical Third Floor
  ----------------------
  One 20A, dedicated circuit per group of cubicle & one empty conduit for tel/data
  One floor penetration per workstation group of two,                          19  ea         $19,021  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration per workstation group of three,                         1  ea         $ 1,001  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration per workstation group of four,                          4  ea         $ 4,004  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of one,                            1  ea         $   241  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of two,                            1  ea         $   241  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of three,                          7  ea         $ 1,690  Revised
    one 20A cct, empty conduit feed for tel/data



                    Description                                              Qty.  Unit        Total
  One wall penetration per workstation group of four,                           9  ea         $ 2,173  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of five,                           1  ea         $   241  Revised
    one 20A cct, empty conduit feed for tel/data
  One wall penetration per workstation group of six,                            6  ea         $ 1,448  Revised
    one 20A cct, empty conduit feed for tel/data
  One floor penetration for Conference #5,                                      1  ea         $ 1,001  Revised
    one 20A cct, empty conduit feed for tel/data
    *All voice and data wiring by others.
    Receptacles are not flush with floor.
  Subpanel, as required                                                         6  ea         $ 5,964
  Wiremold 2000, approx. 60 if with                                            28  lf         $ 1,988  Revised
    four 20A, 120V, dedicated circuits
  Wiring Closet                                                                 2  ea         $ 4,260  Revised

  Shower/Locker Room, Third Floor
  -------------------------------
  Construct drywall partition                                                 370  sf         $ 2,364
  Locks for "B" doors                                                           2  ea         $   179  Revised
    (see door section for door charge)
  Additional door at Water Heater Closet                                        1  ea         $   476
  Handicap shower unit, 3'-0" x 3'-0"                                           1  ea         $   994
  Shower unit, 3'-0" x 3'-0", not HP                                            1  ea         $   710
  Materials:  Symmons valve, rod, hose, and strainer                            2  ea         $   562
  Installation of drain and shower unit                                         4  hr         $   341
  Sloped floor to install shower                                                4  hr         $   341
  Tile floor, Shower Rooms only                                                20  sf         $   227
    *Shaw Terrain carpet in Locker and Changing Rooms
  Plumbing labor                                                                4  hr         $   341
  Electrical 30 gallon water heater, installed                                  2  ea         $ 2,246
  Fan/light, 110 CFM                                                            2  ea         $   415
  Strobe/horn                                                                   2  ea         $   284
  Single head emergency light                                                   2  ea         $   142
  Electrical wiring                                                             5  hr         $   426
  CPL standard postformed p-lam countertop in Locker Room                      11  lf         $   312
  CPL standard angled p-lam support, installed                                  2  ea         $   128
  Blocking for countertop                                                       1  hr         $    85
  Mirror above countertop, approx. 4' high                                     44  sf         $   625
  Non-dedicated 20A, 120V receptacle above countertop                           2  ea         $   213
  CPL standard benches in Changing Rooms                                        2  ea         $   852
    *Lockers by others

  Spiral Staircase Area
  ---------------------
  Circular stair, 9' nominal dia.                                               1  ea         $16,188
  Stair Assembly                                                               16  hr         $ 1,363
  Guard rail at fourth floor                                                    1  ea         $ 1,917
  Saw cut floor, for stair                                                     24  hr         $ 2,045
  Infill to circular                                                           12  hr         $ 1,022
  Steel reinforced opening                                                      1  ea         $ 2,840
  Drywall opening, between floors                                               1  ea         $ 1,420
  Drywall soffit, at spiral stair on third & fourth floors                      6  ea         $ 3,408
  Open downlight - PAR Lamp, third & fourth floors                             18  ea         $ 1,530  Revised
  Labor to install downlights on third & fourth floors                         18  hr         $ 1,534
  Bruck lighting flex-line 2 track at third & fourth floors                     6  ea         $ 2,982


                    Description                                              Qty.  Unit        Total
    (allowance only)
  Light fixtures, Takato 75/330, for track at third & fourth floors            26  ea         $  9,906
    (allowance only) (Price based on info given by Artesania)
  Labor to install track lighting, third & fourth floors                       30  hr         $  2,286
  Curved drywall partition at spiral stair, 4th floor                         180  sf         $  1,534
  Steel cladding 26 gauge, at spiral stair on 4th floor                       198  sf         $    396
  Sprinklers @ each perimeter, each floor (rework/add)                          8  ea         $  1,136
  Engineer - review structural                                                  8  hr         $  1,136

  General Conditions
  ------------------
  Design Coordination                                                          20  hr         $  2,840
  Project Manager                                                              40  hr         $  5,680
  Cleaning                                                                     40  hr         $  3,408
  Removal and disposal of debris                                                2  ea         $  1,420

                            Third and Fourth Floor Total Cost:                                $613,436



Notes
1. No representation is made as to the suitability of this construction for customer's use or occupancy.
2.  Connection of LESSEE supplied equipment is not included unless noted.
3. All dimensions, manufacturers and quantities are approximate and any actual variance in construction will not result in any credits or deductions from total fixed cost.
4. Maintenance of non-building standard equipment is the responsibility of LESSEE.
5. Price for spiral stair assumes stair is sized to fit between existing secondary structural beams (approx. 9' dia.). If the stair is larger the price will increase.
6. Pricing for spiral stair is subject to approval of design from the Woburn Building Department.


                    Description                                              Qty.  Unit        Total
  Options
  -------
  Additional premium costs to construct 12' nominal stair opening
  ---------------------------------------------------------------
  Premium for Larger Stair                                                      1  ea         $ 5,280
  Steel Beams (4)                                                            3000  lbs        $ 1,584
  Crane to lift beams into place                                                4  hr         $   396
  Lift(s) to jack beams to ceiling                                             16  hr         $ 1,584
  Erect and weld into place                                                    48  hr         $ 4,752
  Additional demolition                                                         1  chg        $   660
  Additional concrete removal (60 SF)                                          60  sf         $   792
  Shore opening in preparation                                                  8  hr         $   634
  Engineer design and review                                                    8  hr         $ 1,320
  Fireproof new steel with drywall                                             90  lf         $ 1,188
  Relocate HVAC system
  Relocate sprinkler piping                                                                                         $18,190

  Computer Room
  -------------
  Sprinkler modifications                                                      24  hr         $ 2,045
  Materials for modifications                                                   1  ea         $   284               $ 2,329

  Cable Tray for Computer Room
  ----------------------------
  Cable Tray, materials, fourth floor (18"w, 3"d, 9" spacing,                  65  lf         $ 1,292
    center hung)
  Labor to install Cable Tray, fourth floor                                    65  lf         $   277               $ 1,569

  Electrical Conduit
  ------------------
  Two 4" conduit from the Computer Room                                       536  lf         $15,222
    to each Telcom Closet, Fourth Floor
  Two 4" EMT connecting the Telcom Closets on the Third                        48  lf         $   886  Revised
    Floor to the closets on the Fourth Floor
  One floor penetration for each 4" EMT running between                         4  ea         $   568  Revised
    the Third and Fourth Floor                                                                                      $16,676

  Subtenant Area
  --------------
  Extend existing partitions to deck at Shipping Room                         288  sf         $ 1,636  Revised
  Construct full height demising partitions                                   788  sf         $ 5,035               $ 6,671

  Kitchen/Cafe
  ------------
  Premium charge for patterned non-standard VCT                              1185  sf         $ 3,365               $ 3,365
    (allowance only)

  Additional Non-standard Lighting
  --------------------------------

  Fourth Floor Conference Rooms, Rec Room & Demo #1 & 2
  -----------------------------------------------------
  Open downlight - PAR lamp (allowance only)                                  113  ea         $ 9,605  Revised
    (Halo Recessed Light Fixtures)
  Labor to install downlights (allowance only)                                113  ea         $ 9,628

  Third Floor Conference Room #5 & Rec Room
  -----------------------------------------
  Open downlight - PAR lamp (allowance only)                                   34  ea         $ 2,890  Revised
    (Halo Recessed Light Fixtures)
  Labor to install downlights (allowance only)                                 34  ea         $ 2,897               $25,019

  Additional HVAC Fourth Floor
  ----------------------------



                    Description                                              Qty.  Unit        Total
  Programmable Heat Pump Thermostats                                           33  ea        $  4,191  Revised
    Honeywell, No:4E189

  Additional HVAC Third Floor
  ---------------------------
  Programmable Heat Pump Thermostats                                           32  ea        $  4,064  Revised
    Honeywell, No:4E189                                                                                        $  8,255

                   Total Cost including all options:                                                           $695,511

  Restoration Fee
  ---------------
  Demo drywall partitions (high profile area)                               4,710  sf        $  2,355
  Demo curved glass partition (high profile area)                              16  hr        $    960
  Demo drywall ceiling and install drop ceiling                             4,710  sf        $ 14,130
    (high profile area)
  Recarpet with CPL standard level loop (high profile area)                 4,710  sf        $  9,420
  Demo double drywall partition (third floor behind elevator)                 180  sf        $    180
  Recarpet with CPL standard level loop                                       240  sf        $    240
    (in offices with double partition)
  Install 2' x 4' ceiling system                                               80  sf        $    288
  Removal of sliding doors                                                     14  hr        $    840
  Infilling of opening to standard door size                                  126  sf        $    504
  Remove spiral stair/infill opening/redo clg                                   1  ea        $  5,680
  Removal and disposal of debris                                                2  ea        $  1,000

  Additional restoration costs for 12' stair, if constructed
  ----------------------------------------------------------
  Concrete                                                                     60  sf        $    792
  Deck                                                                         60  sf        $    238
  Steel beams                                                                   1  ea        $    330
  Labor to install                                                              8  hr        $    792          $ 37,749

                      Total Cost including all options and Restoration:                                        $733,259


  Other
  -----
  Non-standard laminate. (more info due)                                           sf             NIC

  Specifically Excluded
  ---------------------
  Colored back lit wall, by others
  Banquet seats in lobby, by others
  Reception counter/desk, by others
  Millwork, by others except as noted
  Projection Screens, Dishwasher

  Additional HVAC Option
  ----------------------
  HVAC Control Management System                                                                                $46,363


                                   Exhibit B

Cummings Properties, LLC                    Square Footage Calculation Standards


1.     Unit Dimensions
       ---------------

       A.  Unit dimensions are measured:
       . From the center lines of demising walls or partitions separating two or more rentable units

       .   To the outside surfaces of the predominant exterior walls
           (For mezzanines accessible only from within a first floor unit, the wall between the mezzanine area and the single story area of the same unit shall be considered an exterior wall and measured to the single story side of said wall.)

       . To the common area surface of common area walls (common halls, stairs, mech. rooms, etc.)

       . No deduction is made for the building's functionally necessary elements (structural columns, mechanical shafts, etc.), (Unless it is a major vertical penetration such as a stairway, elevator or escalator shaft that is shared with the floors above or below or a shaft serving a tenant on a lower floor.)

       B.  Special Situations
           ------------------
       1.  Shafts through another unit
       Where shafts, chases, etc. serving one tenant deprive another tenant of leasable area, then the tenant which benefits from the shaft will be charged for the leasable area occupied by the shaft in the tenant's suite. The neighboring tenant's leasable square footage shall be reduced by the area which is added to the shaft originator's leasable square footage. The leasable area of the shafts shall be calculated from the outside surface of the shaft's enclosing walls.

       2.  Mezzanine openings
       Openings in mezzanines for overlooks to floor below should be included as floor area in mezzanine square footage.

       3.  Predominant exterior wall
       The area at recesses in the exterior perimeter of a unit which directly benefits the unit should be included up to line of the predominant exterior wall. These recesses include, but are not limited to, recessed entries, decorative planters at entries, and balconies.

       4.  Electrical/Mechanical room
       Electrical and mechanical rooms which serve one unit only, whether located within the envelope of the unit or in another area of the building, are to be included in the served unit's actual square footage.

       5.  Stairways
       The square footage of a stair and any platform leading to a mezzanine should be included in the mezzanine square footage. No deduction shall be made for the area below stairways unless:
                a. that stair serves a floor level not occupied by the first floor unit Lessee and
                b. the area below the stair is partitioned off from the lower unit preventing access and use of the space below the stair

       Note: Dimensions are rounded off to the nearest inch (or half inch).

                                   Exhibit C
                                   ---------

Audio video equipment (satellite dishes -- DSS, projectors, screens, speakers, and video switches/routes)

Networking/phone equipment (switches, hubs, routers servers, equipment racks and control units)

Computer room equipment (Ups systems, servers, back-up systems, racks and furniture)

Furniture (systems furniture/work stations, training room raised floor system, and rec room equipment)

Kitchen/cafe equipment (refrigerator, tables and chairs and microwave ovens)

Conference/demo room systems and furniture